Exhibit (s)

POWER OF ATTORNEY

Each of the undersigned Trustees do constitute and appoint each of Jane D. O’Keeffe, Andrea R. Mango and Agnes Mullady as his or her true and lawful attorney-in-fact to execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Bancroft Fund Ltd. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Trustees have executed this Power of Attorney as of the 4th day of May, 2016.

Signature	Title

/s/ Mario J. Gabelli	Trustee
Mario J. Gabelli

/s/ Jane D. O’Keeffe	Trustee
Jane D. O’Keeffe

/s/ Kinchen C. Bizzell	Trustee
Kinchen C. Bizzell

/s/ Elizabeth C. Bogan	Trustee
Elizabeth C. Bogan

/s/ James P. Conn	Trustee
James P. Conn

/s/ Frank J. Fahrenkopf, Jr.	Trustee
Frank J. Fahrenkopf, Jr.

/s/ Daniel D. Harding	Trustee
Daniel D. Harding

/s/ Michael J. Melarkey	Trustee
Michael J. Melarkey

/s/ Kuni Nakamura	Trustee
Kuni Nakamura

/s/ Nicolas W. Platt	Trustee
Nicolas W. Platt

/s/ Anthonie C. van Ekris	Trustee
Anthonie C. van Ekris